SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A/A

Amendment No. 3

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WYNDHAM INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2878485
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1950 Stemmons Freeway, Suite 6001 Dallas, Texas	75207
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective Pursuant to General Instruction A.(c), please check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: ___________________________
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Preferred Stock Purchase Rights	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

In connection with Wyndham International, Inc., a Delaware corporation (“Wyndham”), transferring the listing of its class A common stock, par value $0.01 per share, from the New York Stock Exchange to the American Stock Exchange, Wyndham is hereby amending the Registration Statement on Form 8-A relating to its Preferred Stock Purchase Rights (the “Purchase Rights”) filed with the Securities and Exchange Commission (the “Commission”) on July 2, 1999, as amended by Amendment No. 1 to the Registration Statement on Form 8-A/A filed with the Commission on August 11, 1999 and Amendment No. 2 to the Registration Statement on Form 8-A/A filed with the Commission on May 30, 2000 (as amended prior to this Amendment No. 3, the “Form 8-A”).

Item 1.    Description of Registrant’s Securities to be Registered.

We hereby incorporate the description of the Purchase Rights by reference to the Form 8-A.

Item 2.    Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Series C Participating Preferred Stock of Wyndham (incorporated by reference to Exhibit 3.1 to Wyndham’s Registration Statement on Form 8-A filed on July 2, 1999).

4.1
Shareholder Rights Agreement, dated as of June 29, 1999, between Wyndham and American Stock Transfer and Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to Wyndham’s Registration Statement on Form 8-A filed on July 2, 1999).

4.2
Amendment No. 1 to the Shareholder Rights Agreement, dated May 12, 2000, by and between Wyndham and American Stock Transfer and Trust Company, as rights agent (incorporated by reference to Exhibit 4.2 to Wyndham’s Registration Statement on Form 8-A filed on May 30, 2000).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

WYNDHAM INTERNATIONAL, INC.

Date: October 14, 2002	By:	/s/ MARK A. SOLLS
Mark A. Solls, Executive Vice President, General Counsel and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Series C Participating Preferred Stock of Wyndham (incorporated by reference to Exhibit 3.1 to Wyndham’s Registration Statement on Form 8-A filed on July 2, 1999).

4.1
Shareholder Rights Agreement, dated as of June 29, 1999, between Wyndham and American Stock Transfer and Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to Wyndham’s Registration Statement on Form 8-A filed on July 2, 1999).

4.2
Amendment No. 1 to the Shareholder Rights Agreement, dated May 12, 2000, by and between Wyndham and American Stock Transfer and Trust Company, as rights agent (incorporated by reference to Exhibit 4.2 to Wyndham’s Registration Statement on Form 8-A filed on May 30, 2000).